UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 17, 2021

Date of Report

(Date of earliest event reported)

BRIDGEWATER BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-38412 (Commission File Number)	26-0113412 (I.R.S. Employer Identification No.)
	4450 Excelsior Boulevard, Suite 100 St. Louis Park, Minnesota (Address of principal executive offices)	55416 (Zip Code)

Registrant’s telephone number, including area code: (952) 893-6868

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	BWB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01           Entry into a Material Definitive Agreement.

On August 11, 2021, Bridgewater Bancshares, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with D.A. Davidson & Co. as Representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 2,400,000 depositary shares (the “Depositary Shares”), each representing a 1/100th interest in a share of the Company’s 5.875% Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”), with a liquidation preference of $2,500 per share (equivalent to $25.00 per Depositary Share). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to 360,000 additional Depositary Shares to cover over-allotments, if any.

The Underwriting Agreement includes customary representations, warranties and covenants by each of the Company and the Underwriters related to the Offering. The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Offering is being conducted pursuant to the Prospectus Supplement, dated August 11, 2021 (the “Prospectus Supplement”), to the Prospectus dated April 4, 2019, forming a part of the Company’s effective shelf registration statement on Form S-3 (File No. 333-230533). The Offering closed on August 17, 2021.

The estimated net proceeds from the Offering, after deducting the underwriting discounts and estimated offering expenses payable by the Company, will be approximately $57.8 million, or approximately $66.5 million if the Underwriters exercise their over-allotment option in full. The Company intends to use the net proceeds from the Offering for general corporate purposes, including support for organic growth plans, support for bank level capital ratios and possible redemption or repurchase of currently outstanding indebtedness.

The Underwriters and certain of their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates for which they received, or may in the future receive, customary fees and expenses.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 3.03           Material Modification to the Rights of Security Holders.

In connection with the Offering, on August 11, 2021, the Company established a new series of preferred stock, designated as the “5.875% Non-Cumulative Perpetual Preferred Stock, Series A” of the Company. The Series A Preferred Stock will rank senior to the Company’s common stock and each other class or series of capital stock it may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend and distribution rights and rights on liquidation, dissolution or winding-up of the Company (collectively, “junior stock”). The Series A Preferred Stock will rank on a parity with each class or series of capital stock the Company may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend and distribution rights and rights on liquidation, dissolution or winding-up of the Company.

Under the terms of the Series A Preferred Stock, the ability of the Company to declare or pay dividends on, or to redeem, purchase or otherwise acquire, the Company’s common stock or any other junior stock is subject to certain restrictions if the Company has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series A Preferred Stock for the most recently completed dividend period. The terms of the Series A Preferred Stock, including such restrictions, are more fully described in the Statement of Designation for the Series A Preferred Stock (the “Statement of Designation”), which establishes the rights, preferences, privileges, qualifications, restrictions and limitations of the Series A Preferred Stock. A copy of the Statement of Designation is included in Exhibit 3.1 and is incorporated herein by reference.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2021, the Company filed the Statement of Designation with the Minnesota Secretary of State, which became effective upon filing. The Statement of Designation creates the Series A Preferred Stock out of the authorized and unissued shares of preferred stock of the Company, establishes the terms of the Series A Preferred Stock, fixes the designated number of shares of Series A Preferred Stock to 27,600, and provides for certain other rights, preferences, privileges, qualifications, restrictions and limitations of the Series A Preferred Stock.

A copy of the Statement of Designation is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01           Other Events.

On August 17, 2021, the Company completed the Offering of 2,400,000 Depositary Shares, issued pursuant to the Underwriting Agreement. The press release announcing the closing of the Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series A Preferred Stock (including dividend, voting, redemption and liquidation rights). Reference is hereby made to Item 3.03 of this Current Report on Form 8-K for a description of certain terms of the Series A Preferred Stock. Such description is qualified in its entirety by reference to the Statement of Designation included in Exhibit 3.1 and incorporated herein by reference.

In connection with the issuance of the Depositary Shares, on August 17, 2021, the Company entered into a Deposit Agreement (the “Deposit Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary of the Depositary Shares (“Depositary”), and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. On the same date, the 24,000 shares of Series A Preferred Stock underlying the Depositary Shares were issued by the Company and deposited with the Depositary against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The Deposit Agreement is filed herewith as Exhibit 4.1 and the form of Depositary Receipt is filed herewith as Exhibit 4.2. The foregoing descriptions of the Deposit Agreement and the Depositary Receipts are qualified in their entirety by reference to Exhibits 4.1 and 4.2, respectively, each of which is incorporated herein by reference.

In connection with the issuance of the offering, sale and the Depositary Shares, Barack Ferrazzano Kirschbaum & Nagelberg LLP provided the Company with the legal opinion filed as Exhibit 5.1 hereto, which is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)          Exhibits

Exhibit 1.1	Underwriting Agreement, dated as of August 11, 2021, by and between Bridgewater Bancshares, Inc. and D.A. Davidson & Co., as Representative of the several underwriters named therein
Exhibit 3.1	Statement of Designation of 5.875% of Non-Cumulative Perpetual Preferred Stock, Series A of Bridgewater Bancshares, Inc.
Exhibit 4.1

Deposit Agreement, dated as of August 17, 2021, among Bridgewater Bancshares, Inc., Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary, and the holders from time to time of the Depositary Receipts issued thereunder

Exhibit 4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto)
Exhibit 5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP
Exhibit 23.1	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1 hereto)
Exhibit 99.1	Press release of Bridgewater Bancshares, Inc. dated August 17, 2021
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bridgewater Bancshares, Inc.

Date: August 17, 2021
By: /s/ Jerry Baack
Name: Jerry Baack
Title: Chairman, Chief Executive Officer and President

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